Exhibit 10.4
SECOND AMENDMENT
THIS SECOND AMENDMENT (the “Amendment”) is made and entered into as of March 3, 2021 (the “Effective Date’), by and between SWIG 631 FOLSOM, LLC, a Delaware limited liability company, and SIC HOLDINGS, LLC, a Delaware limited liability company (“Landlord”), and ASANA, INC., a Delaware corporation (“Tenant”).
RECITALS
A.Landlord and Tenant are parties to that certain lease dated February 22, 2019 (the “Original Lease”), as amended by that certain First Amendment dated February 21, 2020 (the “First Amendment” and together with the Original Lease, collectively, the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space containing approximately 265,890 rentable square feet (the “Premises”) on the ground, second, third, fourth, fifth, sixth, seventh, eighth, ninth, tenth, eleventh and twelfth floor(s) and rooftop terrace of the building located at 633 Folsom Street, San Francisco, California (the “Building”).
B.Tenant and Landlord mutually desire that the Lease be amended on and subject to the following terms and conditions.
NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:
1.Grease Interceptor Room; First Floor Gas Items and Basement Grease Interceptor.
1.1Landlord and Tenant hereby acknowledge and agree that the San Francisco Department of Building Inspection withheld consent to Tenant’s installation of its grease interceptor (the “Grease Interceptor”) in the basement level of the Building and, accordingly, Section 1.6 of the First Amendment is hereby deleted and replaced with the following:
“Subject to the terms and conditions of this Amendment, as an accommodation to Tenant and until the Fitness Center is closed and no longer open and operating at the Building, and in no event beyond the Term of the Lease, Landlord shall permit Tenant to use, in connection with the Permitted Use related to the Cafeteria (subclauses (i) and (ii) below, collectively, the “First Floor Gas Items”): (i) the separate Pacific, Gas & Electric gas line providing gas service for the previously planned retail tenant use on the first floor of the Building, and (ii) the gas supply from such separate Pacific, Gas & Electric gas line described in clause (i). In the event that any work related to any of the First Floor Gas Items delays or otherwise interferes with the planning and/or construction of the Fitness Center (a “Tenant Fitness Center Delay”), Tenant’s obligation to commence paying the Base Membership Fee shall not be delayed and Tenant shall commence such payments at the time Tenant’s obligation to make such payments would have commenced but for such delay provided that, within two (2) Business Days of the date Landlord has actual knowledge of a Tenant Fitness Center Delay, Landlord shall notify Tenant of such Tenant Fitness Center Delay (which notification may be written or oral). If Landlord fails to provide such notice to Tenant, the Tenant Fitness Center Delay shall toll until the time Landlord tenders such notice to Tenant.

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Exhibit 10.4
In the event Tenant fails to timely pay to Landlord the Base Membership Fee, Tenant, at its sole cost and expense, shall, within the time periods described herein and following notice from Landlord (“First Floor Restoration Notice”), cease using the First Floor Gas Items and obtain directly from the utility provider, at Tenant’s sole cost and expense, sufficient gas for Tenant to conduct its business at the Premises for the Permitted Use (including for the use of the Cafeteria).
If Landlord terminates Tenant’s Fitness Member’s right to use the Fitness Center pursuant to Section 1.3 of the First Amendment, Landlord’s termination notice described in Section 1.3 of the First Amendment shall be deemed a “First Floor Restoration Notice” and Tenant shall cease to use the gas line and gas supply as set forth above within thirty (30) days of the date such notice is tendered to Tenant. In any event, on or before the expiration or earlier termination of the Term of the Lease, Tenant shall cease using the gas line and gas supply and remove any equipment, fixtures, or improvements installed at the Building in connection with any of the foregoing and restore the affected portions of the Building to the condition existing prior to the installation, use and removal thereof, normal wear and tear excepted.

Tenant shall perform all installation and removal work (if applicable) in connection with Tenant’s use of the First Floor Gas Items in compliance with all applicable Laws, in a good and workmanlike manner and otherwise in accordance with the terms and conditions of the Lease. All such work shall be at Tenant’s sole cost and expense.

Tenant’s indemnity obligations set forth in the Lease shall apply to Tenant’s use of the First Floor Gas Items.
Except as otherwise expressly provided in this Amendment, so long as Tenant complies with Landlord’s rules and regulations applicable to the First Floor Gas Items as well as the terms and conditions of the Lease and this Amendment related thereto, and further so long as Tenant is operating the Cafeteria, (i) in the event the Fitness Center is no longer operational, or (ii) if Tenant fails to exercise its right to extend the term of the Fitness Center Period pursuant to Section 1.5 of the First Amendment, and so long as Landlord does not determine in Landlord’s sole discretion that the replacement tenant(s) for the Fitness Center space may require the use of gas service thereto, Tenant may continue to use the First Floor Gas Items. If Landlord determines in its sole discretion that the replacement tenant(s) may require such gas service, Landlord shall provide written notice to Tenant and no later than one hundred eighty (180) days from the date Landlord tenders such notice to Tenant, Tenant shall cease using the First Floor Gas Items.”
1.2     Subject to the terms and conditions of the Lease, Tenant’s Grease Interceptor may be installed at a specific location to be approved by Landlord in its reasonable discretion and within the Premises located on the first floor of the Building in accordance with the terms and conditions of the Lease. The parties acknowledge that Landlord has approved

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Exhibit 10.4
installation of the Grease Interceptor adjacent to Tenant’s food service elevator (in Room 0122B).

2.Tenant Refrigeration Rack.
2.1Concurrently with Tenant’s construction of the Tenant Improvements at the Building, Tenant, at its sole cost and expense and subject to the terms of the Lease, as amended, shall be permitted to install in the Generator Area (as defined below in Section 3), up to one (1) refrigeration rack (the “Refrigeration Rack”) and shall at the time of such installation construct a chain link fence reasonably acceptable to Landlord (the “Fence”) separating the Refrigeration Rack in the Generator Area. The long end of the Refrigeration Rack shall abut the trash enclosure. The height of the Refrigeration Rack (including any pad height) shall not exceed the height of the concrete masonry unit wall (approximately 12 feet). The Refrigeration Rack and Fence shall be installed at the locations depicted on Exhibit A-1 attached to this Amendment. Landlord reserves the right, at Landlord’s sole cost and expense, upon reasonable advance notice to Tenant, to relocate over a weekend the Refrigeration Rack as reasonably necessary during the Term to a location reasonably acceptable to Tenant. Any such construction and installation under this Section 3, including, without limitation, access to the Generator Area, shall be scheduled and coordinated with Landlord. In no event shall Tenant access or interfere with any property at or about the Generator Area (including, without limitation, the Building emergency generator) other than the Refrigeration Rack and Fence.
2.2Tenant shall be solely responsible for obtaining, at Tenant’s sole cost and expense, all permits, licenses and other approvals required by applicable laws for the installation, maintenance, repair and removal of the Fence and the Refrigeration Rack and shall promptly provide a copy of the same to Landlord as a condition to Tenant’s right to install, maintain or remove the Fence and the Refrigeration Rack, as applicable. Tenant shall keep the Refrigeration Rack and the Fence at all times in good working order and repair at Tenant’s sole cost and expense. On or prior to the expiration or earlier termination date of the Lease, and except to the extent otherwise directed in writing from Landlord no later than sixty (60) days prior to the expiration of the Lease, Tenant shall remove the Refrigeration Rack and Fence from the Building and restore the affected portions of the Building to the condition existing prior to the installation thereof. Further, if Landlord so notifies Tenant in writing, Tenant shall also remove the Additional Entry Door (defined below in Section 2.3) and restore the affected portion of the Building to the condition existing prior to the construction thereof. If Tenant fails to remove such items and/or perform any required restoration work, Landlord shall be entitled to do so, at Tenant’s cost (which costs shall be reimbursed to Landlord as rent within five (5) days following written demand).
2.3Tenant’s plans and permit application for the Fence and the Refrigeration Rack shall be tendered to Landlord for review and approval prior to submission. At Landlord’s request, Tenant shall construct, at its sole cost and expense, a separate entry door to the Generator Area (the “Additional Entry Door”), which Additional Entry Door shall be used by Tenant to access the Refrigeration Rack. Tenant shall not commence construction of the Additional Entry Door until notified in writing by Landlord and once so notified, shall promptly apply for all required permits and approval for the construction thereof and shall use good faith, commercially reasonable effort to obtain such permits and approvals on a timely basis. Tenant shall commence construction of the Additional Entry Door within a reasonable period following receipt of the required permits and approvals. In the event Landlord requires the construction of the Additional Entry Door, Tenant shall prosecute to completion the construction of the Additional Entry Door diligently and in

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Exhibit 10.4
good faith. Tenant’s construction of the Additional Entry Door shall comply with the terms and conditions of the Lease, as amended. In the event Tenant fails to obtain the required permits and approvals or otherwise fails to construct the Additional Entry Door within a reasonable time given the then-applicable circumstances, Landlord may provide a written notice to Tenant notifying Tenant of such failure and if Tenant does not promptly commence or re-commence the process for the planning and construction of the Additional Entry Door (as applicable) within ten (10) business days of Landlord’s delivery of such notice to Tenant, and/or fails to prosecute the same diligently and in good faith to completion within a reasonable time not to exceed sixty (60) days from the date Tenant obtains the required permits and approvals, the Landlord may complete such Additional Entry Door construction at Tenant’s sole cost and expense and Tenant shall reimburse Landlord the reasonable, out of pocket costs and expenses incurred by Landlord in performing such work, plus a ten percent (10%) administrative fee, which amounts Tenant shall tender to Landlord within ten (10) business days of written demand therefor (which demand shall include reasonable documented evidence of such actual costs and expenses).
2.4Tenant shall be directly responsible for the cost of all electricity consumed in connection with the Refrigeration Rack and for the cost and performance of installing a sub-meter to measure such electrical consumption if required by Landlord. Neither Landlord nor any Landlord Parties shall be liable to Tenant for any stoppages or shortages of electrical power furnished to the Refrigeration Rack because of any act, omission or requirement of the public utility serving the Building, or the act or omission of any other party or their respective agents, employees or contractors, or for any other cause beyond the reasonable control of Landlord, and Tenant shall not be entitled to any rental abatement for any such stoppage or shortage of electrical power. Neither Landlord nor its agents shall have any responsibility or liability for the conduct or safety of any of Tenant's representatives, repair, maintenance and engineering personnel while in or on any part of the Building or the Generator Area. If for any reason, the use of the Refrigeration Rack and/or any appurtenances shall result in an increase in the amount of the premiums for any of Landlord’s insurance coverage, then Tenant shall be liable for the full amount of any such increase. Landlord shall not be liable for any theft or damage to the Refrigeration Rack, it being understood that Tenant shall use the Generator Area at its own risk.
2.5Tenant shall insure the Refrigeration Rack in the same manner and at the same coverage amounts that Tenant insures its personal property at the Premises. Tenant’s indemnity obligation set forth in the Lease shall apply to Tenant’s construction and installation at Generator Area as well as to Tenant’s access to and use of (including repair, maintenance and removal activities) Generator Area.
3.Generator. Upon the full execution and delivery of this Amendment, Landlord, in consideration of the sum of $1.00 and other valuable consideration, shall execute and deliver to Tenant a bill of sale in the form attached hereto as Exhibit B to transfer, sell and convey without representation or warranty (other than it owns the same free and clear of any liens) an existing Kohler 200 KW supplemental generator (the “Generator”) and associated above ground fuel tank (the “Tank”) located on Level 1 at the eastern edge of the Building as more particularly shown on Exhibit A-2 attached hereto (the “Generator Area”) and an assignment of Landlord’s permit to operate the same (to the extent assignable). Tenant shall have the right to use the Generator and Tank to provide backup additional electrical capacity to the Premises during the Term, subject to the following terms and conditions:
3.1Tenant acknowledges that the Generator was installed by a prior owner of the Building and that Landlord makes no representation or warranty as to the fitness of the Generator for Tenant’s proposed use thereof, or the condition of the Generator or the compliance thereof with applicable laws. Tenant acknowledges that Tenant shall use the Generator at

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Tenant’s sole risk and that Landlord shall have no liability to Tenant in connection therewith.

TENANT ACKNOWLEDGES AND AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, LANDLORD SHALL NOT BE RESPONSIBLE FOR ANY LOSS OR DAMAGE TO TENANT OR TENANT'S PROPERTY ARISING FROM OR RELATED TO TENANT'S USE OF THE GENERATOR AND/OR THE TANK OR EXERCISE OF ANY RIGHTS UNDER THIS SECTION 3.1, EXCEPT TO THE EXTENT SUCH LOSS OR DAMAGE RESULTS FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD, ITS AGENTS, EMPLOYEES OR PROPERTY MANAGER.
3.2Tenant's right to use the Generator shall be subject to Landlord's reasonable approval of the manner in which any new or additional cables are run to and from the Generator to the Premises and the measures that will be taken to eliminate any unusual or unreasonable vibrations or sound disturbances from the operation of the Generator (as the same is reasonably determined by Landlord in its good faith, prudent business judgement), which may include, without limitation, any necessary 2 hour rated enclosures or sound installation, as reasonably required by Landlord. If Landlord or Tenant determines that the Generator installation was defective, prior to any use of the Generator, Tenant shall cure the defects at Tenant’s sole cost. Tenant shall be solely responsible for obtaining all necessary governmental and regulatory approvals and for the cost of operating, maintaining and removing the Generator and Tank. Tenant shall not operate the Generator or Tank until Tenant has obtained and submitted to Landlord copies of all required governmental and quasi-governmental permits, licenses and authorizations, which approvals are necessary for the operation of the Generator and Tank (including any paperwork necessary to transfer any current permits from Landlord to Tenant). In addition to, and without limiting Tenant’s obligations under the Lease, Tenant shall comply with all applicable environmental and fire prevention laws pertaining to Tenant’s use of the Generator. Tenant shall also be responsible for the cost of all utilities consumed in the operation of the Generators and Tanks.
3.3Tenant shall be responsible for assuring that the operation, cleanliness, maintenance and removal of the Generator and the Tank and the appurtenances shall in no way damage any portion of the Building. To the maximum extent permitted by law, the Generator and the Tank and all appurtenances thereto shall be at the sole risk of Tenant, and Landlord shall have no liability to Tenant if the Generator, the Tank or any appurtenances are damaged for any reason. Tenant agrees to be responsible for any damage caused to the Building in connection with the maintenance or operation of the Generator and, in accordance with the terms of Article 11 of the Lease, except to the extent such loss or damage results from the negligence or willful misconduct of Landlord or any of the Landlord Parties, to indemnify, defend and hold Landlord and the Landlord Parties harmless from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable architects' and attorneys' fees (if and to the extent permitted by law), which may be imposed upon, incurred by, or asserted against Landlord or any of the Landlord Parties in connection with the maintenance or operation by Tenant or Tenant’s agents or contractors of the Generator and the Tank, including, without limitation, any environmental and hazardous materials claims. Tenant shall at all times insure the Generator in the same manner it insures its personal property under the Lease. In addition to, and without limiting Tenant’s obligations under the Lease, Tenant covenants and agrees that the use of the Generator and the Tank and appurtenances shall not adversely affect the insurance coverage for the Building (or if there is an increase in the cost of any such insurance, Tenant shall be solely liable for the same). If for any reason, the use of the Generator, the Tank and/or the appurtenances shall result in an increase in the amount of

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Exhibit 10.4

the premiums for such coverage, then Tenant shall be liable for the full amount of any such increase.
3.4Tenant shall be responsible for the operation, cleanliness, maintenance and, in the event Tenant elects to replace the Generator at any time during the Term (as the same may be extended), removal of the Generator and the Tank and the appurtenances thereto all of which shall be removed by Tenant at its own expense in the event Tenant elects to replace the Generator. Tenant shall repair any damage caused by any such removal, including the patching of any holes to match, as closely as possible, the color surrounding the area where the Generator, Tank and appurtenances were attached. In any event, such replacement generator shall be substantially similar to the current Generator in physical size and height and shall comply with the terms and conditions set forth in this Amendment, subject to Landlord’s reasonable approval. Such maintenance and operation shall be performed in a manner to avoid any unreasonable interference with any other tenants or Landlord. Tenant shall take the Generator, Tank and Generator Area “as is” in the condition in which the Generator and Tank are in as of the date of this Amendment, without any obligation on the part of Landlord to prepare or construct the Generator, Tank or Generator Area for Tenant’s use. Without limiting the foregoing, Landlord makes no warranties or representations to Tenant as to the suitability of the Generator Area for the operation of the Generator or the Tank. Tenant shall have no right to make any changes, alterations, additions, decorations or other improvements to the Generator or Tank or Generator Area without Landlord’s prior written consent, which shall not be unreasonably withheld. Tenant agrees to maintain the Generator and the Tank in good condition and repair during the Term and any extension thereof.
3.5Tenant shall have access to the Generator and the Tank and the Generator Area for the purpose of repairing, maintaining, using and removing the Generator and the Tank. Tenant shall be permitted to use the Generator Area solely for the maintenance and operation of the Generator and the Tank, and the Generator, Tank and Generator Area are solely for the benefit of Tenant and its assignees and subtenants of the Premises. All electricity generated by the Generator may only be consumed by Tenant and its assignees and subtenants of the Premises in the Premises. Landlord shall have no obligation to provide any services, including, without limitation, electric current or fuel, to the Generator Area. Tenant shall have no right to sublet the Generator Area or to assign its interest hereunder except together with an assignment of the Lease or sublease of the Premises.
4.Miscellaneous.
4.1This Amendment, including Exhibit A-1 (Location of Tenant’s Refrigeration Rack and Fence); Exhibit A-2 (Location of Tenant’s Generator Area); and Exhibit B (Generator Bill of Sale), all attached hereto, sets forth the entire agreement between the parties with respect to the matters set forth herein. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any additional rent abatement, improvement allowance, leasehold improvements, or other work to the Premises, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.
4.2Except as herein modified or amended, the provisions, conditions and terms of the Lease shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Lease and this Amendment, the provisions of this

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Exhibit 10.4
Amendment shall govern and control. The capitalized terms used in this Amendment shall have the same definitions as set forth in the Lease to the extent that such capitalized terms are defined therein and not redefined in this Amendment.
4.3Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Landlord shall not be bound by this Amendment until Landlord has executed and delivered the same to Tenant.
4.4Tenant hereby represents to Landlord that Tenant has dealt with no broker in connection with this Amendment. Tenant agrees to indemnify and hold Landlord and the Landlord Parties harmless from all claims of any brokers claiming to have represented Tenant in connection with this Amendment.
4.5At Landlord’s option, this Amendment shall be of no force and effect unless and until accepted by any guarantors of the Lease, who by signing below shall agree that their guaranty shall apply to the Lease as amended herein, unless such requirement is waived by Landlord in writing.
4.6Paragraph 34.L, Paragraph U, Paragraph W and Paragraph 34.X of the Original Lease shall apply to this Amendment.
4.7The parties hereto consent and agree that this Amendment may be signed and/or transmitted by facsimile, e-mail of a .pdf document or using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s handwritten signature. The parties further consent and agree that (1) to the extent a party signs this Amendment using electronic signature technology, by clicking “SIGN”, such party is signing this Amendment electronically, and
(2) the electronic signatures appearing on this Amendment shall be treated, for purposes of validity, enforceability and admissibility, the same as handwritten signatures.
4.8Landlord represents that it has received the consent to this Amendment from the holders of all deeds of trust encumbering the Building and shall deliver a copy of such consent to Tenant concurrently with Landlord’s execution of this Amendment.

[signatures on following page]

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Exhibit 10.4

IN WITNESS WHEREOF, Landlord and Tenant have entered into and executed this Amendment as of the date first written above.
LANDLORD:    TENANT:

SWIG 631 FOLSOM, LLC,
a Delaware limited liability company
By: The Swig Company, LLC,
a Delaware limited liability company, as Property Manager
ASANA, INC.,
a Delaware corporation

By: /s/ Deborah Boyer        By: /s/ Dustin Moskovitz
Name: Deborah Boyer    Name: Dustin Moskovitz

Title:    Executive Vice President
Director of Innovation and Community Impact

Title: CEO

Dated: 3/3/2021
Dated: 3/3/2021

SIC HOLDINGS, LLC,
a Delaware limited liability company
By: The Swig Company, LLC,
a Delaware limited liability company, as Property Manager
By: /s/ Debora Boyer
Name: Deborah Boyer

Title:    Executive Vice President
Director of Innovation and Community Impact

Dated: 3/3/2021

GUARANTOR:

By: /s/ Dustin Moskovitz
DUSTIN MOSKOVITZ,
an individual

Dated: 3/3/2021

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